NORTHSIDE FAMILY MEDICAL CLINIC, P.A.




                          Table of Contents




Independent Auditors' Report                                     F-2

Financial Statements

    Balance Sheets                                               F-3

    Statements of Operations                                     F-4

    Statement of Stockholders' Equity                            F-5

    Statements of Cash Flows                                     F-6

Notes to Financial Statements                                    F-7









                    INDEPENDENT AUDITORS' REPORT




Board of Directors and Stockholder
Northside Family Medical Clinic, P.A.
Fort Worth, Texas



We have audited the balance sheet of Northside Family Medical Clinic, P.A. as of December 31, 1995 and the related statements of income, stockholder's equity, and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northside Family Medical Clinic, P.A. as of December 31, 1995, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.




                                /s/ Ehrhardt Keefe Steiner & Hottman PC
                                 Ehrhardt Keefe Steiner & Hottman PC
October 1, 1996
Denver, Colorado

                           Balance Sheets

                                            December 31,     August 31,
                                                1995           1996
                                                            (Unaudited)
                                Assets
Current assets
 Cash                                        $   34,956       $   34,194
 Accounts receivable, less allowance for
  doubtful accounts of $92,000 (December
  31, 1995) and $84,000 (August 31, 1996        199,140          193,590
  unaudited)
   Total current assets                         234,096          227,784

Property and equipment (Note 2)                  77,753           83,967
 Less accumulated depreciation and              (49,307)         (56,570)
  amortization
                                                 28,446           27,397

Total assets                                  $ 262,542        $ 255,181

                 Liabilities and Stockholder's Equity
Current liabilities
 Current maturities of capital lease          $   6,042        $   7,243
  obligations (Note 3)
 Accounts payable - trade                         6,237            8,294
 Accrued payroll                                  5,055           16,524
 Accrued pension plan liability (Note 4)         46,981               -
 Accrued income tax                                  -             4,000
 Deferred tax liability                          28,000           23,000
   Total current liabilities                     92,315           59,061

  Capital lease obligations, net of
   current maturities (Note 3)                    3,453            3,511
   Total liabilities                             95,768           62,572

Commitments (Note 3)

Stockholder's equity
  Common stock; $1.00 par value; 100,000
   shares authorized; 1,000 shares issued         1,000            1,000
   and outstanding
 Retained earnings                              165,774          191,609
   Total stockholder's equity                   166,774          192,609

Total liabilities and stockholder's           $ 262,542        $ 255,181
 equity


                      Statements of Operations

                           For the Years Ended     For the Eight Months Ended
                              December 31,                 August 31,
                          1994           1995      1995                1996
                                                         (Unaudited)
Revenues                $715,949       $749,158   $457,656         $538,615

Cost of services         414,711        464,390    249,809          277,159
 provided
General and
 administrative
 expenses                285,389        330,723    218,573          235,357
                         700,100        795,113    468,382          512,516

Income (loss) from        15,849        (45,955)   (10,726)          26,099
 operations

Other expenses
 Interest expense, net     9,950          2,637      1,807            1,264

Net income (loss) before
 income taxes              5,899        (48,592)   (12,533)          24,835

Provision for income tax
 benefit (expense)        (3,000)         7,000      4,000            1,000

Net income (loss)       $  2,899       $(41,592)   $(8,533)        $ 25,835

                  Statement of Stockholders' Equity

                                                                       Total
                               Common Stock          Retained      Stockholders'
                            Shares      Amount       Earnings         Equity
Balance, December 31, 1993   1,000     $1,000        $207,050       $208,050

Net income                     -           -            2,899          2,899

Balance, December 31, 1994   1,000      1,000         209,949        210,949

Shareholder distributions      -           -           (2,583)        (2,583)

Net (loss)                     -           -          (41,592)       (41,592)

Balance, December 31, 1995   1,000      1,000         165,774        166,774

Net income (unaudited)         -           -           25,835         25,835

Balance, August 31, 1996     1,000     $1,000        $191,609       $192,609
 (unaudited)


                      Statements of Cash Flows

                            For the Years Ended     For the Eight Months Ended
                                December 31,                August 31,
                             1994        1995        1995             1996
                                                           (Unaudited)
Cash flows from operating
 activities
 Net income (loss)         $ 2,899     $(41,592)   $  (8,533)       $  25,835
  Adjustments to reconcile
   net income (loss) to net
   cash (used in) provided
   by operating activities -
    Depreciation and         9,648       11,608        7,747            7,263
     amortization
   Deferred taxes            3,000       (7,000)      (4,000)          (5,000)
   Change in assets and
    liabilities -
     Accounts receivable   (24,711)      59,367       87,807            5,550
     Checks written in
      excess of bank
      balance               (1,793)          -           -                 -
     Accounts payable        1,730      (3,307)          128            2,057
     Accrued expenses        1,811      46,769        (5,267)         (31,512)
                           (10,315)    107,437        86,415          (21,642)
       Net cash (used in)
        provided by
        operating
        activities          (7,416)     65,845        77,882            4,193

Cash flows from investing
 activities
  Purchases of property and (4,100)     (2,953)       (2,053)            (559)
   equipment
        Net cash used in
         investing
         activities         (4,100)     (2,953)       (2,053)            (559)

Cash flows from financing
 activities
  Payment on equipment      (5,711)     (8,126)       (5,978)           (4,396)
   leases
  Proceeds from note
   payable                  19,930          -             -                  -
  Payments on notes payable     -      (19,930)       (8,134)                -
  Distributions to
   shareholders                 -       (2,583)       (2,583)                -
         Net cash provided by
          (used in) financing
          activities        14,219     (30,639)      (16,695)            (4,396)

Cash increase (decrease)     2,703      32,253        59,134               (762)

Cash - beginning of year        -        2,703         2,703             34,956

Cash - end of year         $ 2,703     $34,956      $ 61,837            $34,194

Supplemental disclosure of cash flow information
     Cash paid during the period for interest was $2,331, $2,637, $1,807, and $1,264 for December 31, 1994 and 1995, and the
     eight months ended August 31, 1995 and 1996 (unaudited), respectively.

     Purchase of medical and office equipment through capital leases for December 31, 1994 and 1995, and the eight months ended August 31, 1995 and 1996 (unaudited) was $16,758, $0, $0, and
     $5,655, respectively.


Note 1 - Summary of Significant Accounting Policies

Nature of Business and Organization

Northside Family Medical Clinic, P.A. (the Company) provides industrial/occupational medical and related services to employees and prospective employees of subscribing businesses and various other medical services to individuals in the Fort Worth, Texas area.

Interim Financial Statements (Unaudited)

In the opinion of the Northside Family Medical Clinic, P.A., the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the Company at August 31, 1996 and the results of its operations and changes in cash flows for the eight months ended August 31, 1996 and 1995. The results of operations for the eight months ended August 31, 1996 and 1995 are not necessarily indicative of the results to be expected for a full year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

In the normal course of business, the Company extends unsecured credit to virtually all of its customers related to providing industrial/occupational medical and related services. All customers are located in close proximity to the Company's office which is located in Fort Worth, Texas.

Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance by the Company's customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance.

Revenue Recognition

Revenue  is  recognized  when  services  are  rendered  at  the   net
realizable amounts expected to be received from payors, patients and others.


Note 1 - Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The   carrying  amounts  of  financial  instruments  including  cash, receivables, accounts payable and accrued expenses approximated fair values as of December 31, 1995 and August 31, 1996, because of the relatively short maturity of these instruments.

Property and Equipment Property and Equipment

Property and equipment are stated at cost.   Depreciation is computed
on the straight-line method over the estimated useful lives of the assets which is five to seven years.

Income Taxes

The Company calculates and records the amount of taxes payable or refundable currently or in future years for temporary differences between the financial statement basis and income tax basis based on the current enacted tax laws.

Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.


Note 2 - Property and Equipment

Property and equipment consist of the following:

                                         December 31,             August 31,
                                             1995                   1996
                                                                 (Unaudited)
   Medical equipment                      $    57,596           $   57,596
   Furniture, fixtures, and equipment          16,769               22,983
   Leasehold improvements                       3,388                3,388
                                               77,753               83,967
       Less accumulated depreciation and      (49,307)             (56,570)
        amortization

                                          $    28,446         $     27,397


Note 3 - Commitments

The term of the Company's lease on its present operating facility extends through March, 1997 at the rate of $2,000 per month. The lease requires the tenant to pay for all insurance, maintenance and taxes. The Company also leases office and medical equipment under capital leases which require monthly payments ranging from $205 to $605 including interest and expire between June 1997 and March 1999. These assets have a net book value of $11,732 at December 31, 1995.

Future minimum lease payments for capital lease obligations are as follows at December 31, 1995:

     Year ending December31,

           1996                                 $7,272
           1997                                  3,636
           Thereafter                               -
           Total minimum lease payments         10,908
           Less amounts representing            (1,413)
            interest
           Present value of minimum lease        9,495
            payments
           Less current maturities              (6,042)

                                                $3,453

Note 4 - Defined Contribution Profit-Sharing Plan

In December 1995, the Company adopted a defined contribution profit sharing plan. Under the terms of the plan, the Company may make discretionary contributions to the Plan to be allocated among all eligible employees as defined in the plan document. For the year ended December 31, 1995, management approved a contribution of $46,981. There was no contribution approved for the period ended August 31, 1996.


Note 5 - Income Taxes

Deferred taxes result from accrued basis accounting utilized for financial statement purposes and cash basis accounting used for tax purposes and depreciation for tax purposes in excess of depreciation for financial reporting purposes. The Company had a deferred tax liability of $28,000 as of December 31, 1995 and $23,000 at August 31, 1996 (unaudited).


Note 5 - Income Taxes (continued)

The components of the provision for income taxes are as follows:

                               For the Years Ended     For the Years Ended
                                   December 31,            August 31,
                               1994            1995    1995           1996
     Current tax provision
      Federal                 $    -          $     -  $     -       $  4,000
     Deferred tax provision
      Federal                  3,000           (7,000)   (4,000)       (5,000)

                            $  3,000          $(7,000) $ (4,000)     $ (1,000)

Note 6 - Sale of Assets - Subsequent Event

In August 1996, the Company's stockholder sold all of his common stock of the Company in exchange for 300,000 cash, 48,205 shares of common stock of The Company Doctor (TCD), and a $200,000 promissory note with interest at 9.25%, due in equal monthly installments of principal and interest, through February 1998.